Exhibit 9(b)2

                             PARTICIPATION AGREEMENT

      PARTICIPATION AGREEMENT (the "Agreement") made by and between SCUDDER VARIABLE LIFE INVESTMENT FUND (the "Fund'), a Massachusetts business trust created under a Declaration of Trust dated March 15, 1985, with a principal place of business in Boston, Massachusetts and (INSURANCE COMPANY), a __________ corporation (the "Company"), with a principal place of business in _____________, _____________.

      WHEREAS, the Fund has been organized to act as the investment vehicle for the separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies which have entered into participation agreements substantially identical to this Agreement ("Participating Insurance Companies"); and

      WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a `Portfolio' and representing the interest in a particular managed portfolio of securities; and

      WHEREAS, it is in the best interest of Participating Insurance Companies to insure that the average annual expenses of the Fund will not exceed a fixed percentage of the Fund's average annual net assets; and

      WHEREAS, the Parties desire to evidence their agreement as to certain other matters,
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      NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

      1.    Additional Definitions.

      For the purposes of this Agreement, the following definitions shall apply:

            (a) The "Fund's expenses" for any fiscal year shall mean the expenses for such fiscal year as shown in the Statement of Operations (or similar report) certified by the Fund's independent public accountants;

            (b) A "Portfolio's average daily net assets" for each fiscal year shall mean the sum of the net asset values determined throughout the year for the purpose of determining net asset value per share, divided by the number of such determinations during such year;

            (c) The "Company's proportionate share of the excess expenses of a Portfolio" for any fiscal year shall mean a Portfolio's total expenses for such year minus 1/2 of 1% of the Portfolio's average daily net assets for such year multiplied by a fraction the denominator of which is the average daily net assets of the Portfolio and the numerator of which is the average daily net asset value of the Shares of the Portfolio owned by the Company, the separate account or accounts of the Company, and any insurance company which is an affiliate thereof.

            (d)   The "average daily net asset value of the Shares


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of the Portfolio" owned by the Company, the separate account or accounts of the
Company and by an insurance company which is an affiliate thereof for any fiscal year of the Fund shall mean the greater of (i) $1,000,000 or (ii) the sum of the aggregate net asset values of the Shares so owned determined during the fiscal year, as of each determination of the net asset value per Share, divided by the number of such determinations during such year.

            (e) "Shares" means shares of beneficial interest, without par value, of any Portfolio, now or hereafter created, of the Fund.

      2.    Expense Reimbursement.

      The Company shall, within sixty days after the end of each fiscal year of the Fund, reimburse the Fund for the Company's proportionate share of the excess expenses of a Portfolio for such year.

      3.    Shareholder Service Representative.

      The Company shall reimburse the Fund a sum equal to that portion of the salaries and overhead of the Funds shareholder representative personnel allocable to the Company's proportionate interest in the Fund in a manner to be agreed upon from time to time by the Fund and the Company. The overhead of such personnel shall be determined in accordance with the asset allocation system of Scudder, Stevens & Clark Ltd., the Fund's investment adviser.


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      4.    Indemnification.

      The Company agrees to indemnify and hold harmless the Fund and each of its Trustees and officers and each person, if any, 1~who controls the Fund within the meaning of Section 15 of the securities Act of 1933 (the "Act") against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses), arising out of the acquisition of any Shares by any person, to which the Fund or such Trustees, officers or controlling person may become subject under the Act, under any other statute, at common law or otherwise, which (i) may be based upon any wrongful act by the Company, any of its employees or representatives, any affiliate of or any person acting on behalf of the Company or a principal underwriter of its insurance products, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering Shares or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by the Company, or (iii) may be based on any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering insurance products sold by the Company or any insurance company which is an affiliate thereof, or any amendments or supplement thereto, or the omission or


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alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Company or such affiliate by or on behalf of the Fund; provided, however, that in no case (i) is the Company's indemnity in favor of a Trustee or officer or any other person deemed to protect such Trustee or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) is the Company to be liable under its indemnity agreement contained in this Paragraph 4 with respect to any claim made against the Fund or any person indemnified unless the Fund or such person, as the case may be, shall have notified the Company in writing pursuant to Paragraph 7 within a reasonable time after the summons or other first legal process giving information of the nature of the claims shall have been served upon the Fund or upon such person (or after the Fund or such person shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it has to the Fund or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this Paragraph 4 The Company shall be entitled


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to participates at its own expense, in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if it elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Fund, to its officers and Trustees, or to any controlling person or persons, defendant or defendants in the suit. In the event that the Company elects to assume the defense of any such suit and retain such counsel, the Fund, such officers and Trustees or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Company does not elect to assume the defense of any such. suit, the Company will reimburse the Fund, such officers and Trustees or controlling person or persons. defendant or defendants in such suit, for the reasonable sees and expenses of any counsel retained by them. The Company agrees promptly to notify the Fund pursuant to Paragraph 7 of the commencement of any litigation or proceedings against it in connection with the issue and sale of any Shares.

      The Fund agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which it or such directors, officers or controlling person may become subject under the Act, under any other statute, at com-


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

mon law or otherwise, arising out of the acquisition of any shares by any person which (i) may be based upon any wrongful act by the Fund, any of its employees or representatives or a principal underwriter of the Fund, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering Shares or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance upon information furnished to the Fund by the Company or (iii) may be based on any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering insurance products sold by the Company, or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; provided, however, that in no case (i) is the Fund's indemnity in favor of a director or officer or any other person deemed to protect such director or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his


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

reckless disregard of obligations and duties under this agreement or (ii) is the Fund to be liable under its indemnity agreement contained in this Paragraph 4 with respect to any claims made against the Company or any such director, officer or controlling person unless it or such director, officer or 0ontrolling person, as the case may be, shall have notified the Fund in writing pursuant to Paragraph 7 within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon it or upon such director, officer or controlling person (or after the Company or such director, officer or controlling person shall have received notice of such service on any designated agent), but failure to notify the Fund of any claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this Paragraph. The Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Company, its directors, officers or controlling person or persons, defendant or defendants, in the suit. In the event the Fund elects to assume the defense of any such suit and retain such counsel, the Company, its directors, officers or controlling person or persons, defendant or defendants in the


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

suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Fund does not elect to assume the defense of any such suit, it will reimburse the company or such directors, officers or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Fund agrees promptly to notify the Company pursuant to Paragraph 7 of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any Shares.

      5. Massachusetts Law to Apply.

      This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

      6. Duration and Termination.

      This Agreement shall remain in force for the period ending June 30, 1987 (such date and any anniversary of such date being hereinafter called a "Renegotiation Date"), and from year to year thereafter provided that neither the Company nor the Fund shall have given written notice to the other within thirty (30) days prior to a Renegotiation Date that it desires to renegotiate the amount of reimbursement due hereunder ("Renegotiation Notice"). If a Renegotiation Notice is properly given as aforesaid and the Fund and the Company shall fail, within sixty (60) days after the Renegotiation Date, either to enter into an amendment to this Agreement or a writ-


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

ten acknowledgment that the Agreement shall continue in effect, this Agreement shall terminate as of the tone hundred twentieth day after such Renegotiation Date. If this Agreement is so terminated, the Fund may, at any time thereafter, automatically redeem the Shares of any Portfolio held by the Company, its separate account(s) or the separate account(s) of any affiliated insurance companies. This Agreement may be terminated at any time, at the option of either of the Company or the Fund, when neither the Company, its separate account(s) nor the separate account(s) of any affiliated insurance company own any Shares of the Fund. Notwithstanding anything to the contrary in this Agreement or its termination as provided herein, the Company's obligation to reimburse the Fund hereunder shall continue at the rate most recently in effect (i) following a properly given Renegotiation Notice, in the absence of agreement otherwise, until termination of this Agreement, and (ii) following termination of this Agreement, until the later of the fifth anniversary of the date of this Agreement or the date on which the Company, its separate account(s) or the separate account(s) of any affiliated insurance company owns no Shares.

      7. Notices.

      Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.


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      If to the Fund:

            Scudder Variable Life Investment Fund
            175 Federal Street
            Boston, Massachusetts 02110
            (617) 482-3990
            Attn: ___________________________

      If to the Company:

            _________________________________

            _________________________________

            _________________________________

            _________________________________

            Attn: ___________________________

      8.    Compliance.

      The Fund represents that it will use its best efforts to comply substantially with applicable state insurance laws and, to the extent necessary to avoid federal income taxation of holders of contracts and policies on dividends and distributions by the Fund, with the requirements set forth in Rev. Rul. 81-225.

      9.    Duty of Fund to Sell.

      The Fund shall make its shares available for purchase at the applicable net asset value per Share by Participating Insurance Companies and their affiliates and separate accounts on those days on which the Fund is required to calculate its net asset value pursuant to rules of the Securities and Exchange Commission; provided, however, that the Trustees of the Fund may refuse to sell Shares of any Portfolio to any per-


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

son, or suspend or terminate the offering of Shares of any portfolio, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, necessary in the best interest of the shareholders of any Portfolio or of the owners of contracts or policies issued by any Participating Insurance Company.

      10.   Miscellaneous.

      The parties hereto agree to execute one or more amendments to this Agreement to the extent necessary to incorporate the conditions of any applicable order of the Securities and Exchange Commission relating to "mixed funding" and "shared funding" (the use of the Fund as an investment vehicle for both flexible premium and fixed premium contracts and policies for the separate accounts of unaffiliated insurance companies).

      No Shares of any Portfolio of the Fund may be sold to the general public.

      The name "Scudder Variable Life Investment Fund" is the designation of the Trustees for the time being under a Declaration of Trust dated March 15, 1985 and all persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

      The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the


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provisions hereof or otherwise affect their construction or effect. This
Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the ____ day of ________ , 1985.


           SEAL                             SCUDDER VARIABLE LIFE
                                              INVESTMENT FUND


                                            By____________________________
                                               President


           SEAL                             [PARTICIPATING INSURANCE
                                             COMPANY]


                                            By_____________________________

                                            Its____________________________


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